                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                           NEW IMAGE INDUSTRIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 1996

TO THE STOCKHOLDERS:

    Notice is hereby given that the 1995 Annual Meeting of Stockholders of New Image Industries, Inc. (the "Company") will be held in the Baton Rouge Room of the Olympic Resort Hotel & Spa located at 6111 El Camino Real in Carlsbad, California, on January 10, 1996, at 10:00 a.m., local time, for the following purposes:

        1. To elect two Class II directors to each hold office for three years and until their respective successors are elected;

        2. To amend the Company's 1993 Stock Incentive Plan to increase the number of shares available for grant thereunder;

        3.  To adopt the Company's 1995 Stock Incentive Plan; and

        4. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

    Only holders of record of the Common Stock of the Company at the close of business on December 8, 1995 are entitled to notice of and to vote at the Annual Meeting and adjournment(s) thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

                                          Dewey F. Edmunds
                                          Chief Executive Officer

Carlsbad, CA 92009
December   , 1995

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           NEW IMAGE INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 10, 1996

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Image Industries, Inc., a Delaware corporation, (the "Company") for use at the 1995 Annual Meeting of Stockholders to be held in the Baton Rouge Room at the Olympic Resort Hotel & Spa located at 6111 El Camino Real in Carlsbad, Ca., at 10:00 a.m., local time, on January 10, 1996 and any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

    All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted as indicated on the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

    The close of business on December 8, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. At the record
date,        shares of  the Company's Common Stock,  par value $.001 per  share, were outstanding. The Common Stock is the only outstanding class of securities entitled to vote at the meeting. At the record date, the Company had approximately stockholders of record. The Company is informed and believes
that there are  approximately       beneficial holders of  the Company's  Common
Stock. A stockholder is entitled to cast one vote for each share of Common Stock held on the record date (each a "Share") on all matters to be considered at the Annual Meeting. Abstentions and shares held by brokers that are prohibited from exercising discretionary authority will be counted as present for the purposes of determining if a quorum is present but will not be counted as voting.

    The Company's principal executive offices are located at 2283 Cosmos Court, Carlsbad, California 92009, and its telephone number is (619) 930-9900. This Proxy Statement and the accompanying Proxy were mailed to all stockholders
entitled to vote at the Annual Meeting on or about December   , 1995.

                         ELECTION OF CLASS II DIRECTORS

    In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors is divided into three classes. At each annual meeting of the stockholders of the Company, directors constituting one class are elected for three-year terms. The By-Laws of the Company provide that the Board of Directors shall consist of not less than five and not more than nine members as determined from time to time by the Board of Directors. At the time of the annual meeting, the Board of Directors will consist of two Class I Directors, with a term expiring in 1997, two Class II Directors, with terms expiring in 1995, and two Class III Directors, with terms expiring in 1996. At the 1995 Annual Meeting, two Class II Directors will be elected for terms expiring at the 1998 Annual Meeting. If the number of directors is changed, any increase or decrease is to be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Directors may be removed only with cause by the vote of a majority of the stockholders then entitled to vote.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If either nominee is unable or unwilling to serve as a director at the time of the Annual

Meeting or any postponement or adjournment thereof, the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. The Company has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW

    The Board of Directors proposes the election of the following nominees as Class II Directors:

                                Dewey F. Edmunds
Kenneth B. Sawyer

    If elected, each nominee is expected to serve until the 1998 Annual Meeting of Stockholders. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the election of the Class II Directors, is required for the election of each of the above named nominees.

INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE
OFFICERS.

    The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of October 30, 1995:

                                                                                         YEAR TERM
            NAME                 AGE                 PRINCIPAL OCCUPATION                 EXPIRES
----------------------------     ---     ---------------------------------------------  -----------
NOMINEES:
----------------------------
Dewey F. Edmunds                         Chief Executive Officer and President -- New         1995
                                          Image Industries Inc.
Kenneth B. Sawyer                        Principal, Colman, Furlong & Co.                     1995

CONTINUING DIRECTORS:
----------------------------
Richard Greenthal                        Vice President, Sentex Systems, Inc.
Ralph M. Richart, M.D.                   Professor, Columbia University
Robert S. Colman                         Chairman of the Board, Principal, Colman,
                                          Furlong & Co.
Harold J. Meyers                         President, H.J. Meyers

OTHER EXECUTIVE OFFICERS:
----------------------------
David M. Cooper                          Vice President, Product Development
Doug Golay                               Vice President, Product Development
Michael Oliver                           Vice President, Marketing and Sales
Hal Orr                                  Chief Financial Officer

    The executive officers of the Company are appointed by and serve at the discretion of the Board of Directors. There is no family relationship between any director and any executive officer of the Company.

    MR. EDMUNDS joined the company in May of 1995 as the President and Chief Executive Officer. He was appointed to the board at the same time as a Class II Director. In 1987, Mr. Edmunds was one of three founding employees of Secoamerica, Inc., a U.S. holding company for a $2 billion Japanese conglomerate. During his employ from 1987 to 1995, Mr. Edmunds acted as Vice President, Corporate Development and Chief Financial Officer of Secoamerica, Inc. as well as President and Chief Operating Officer of Life Fleet, Inc., a subsidiary. Mr. Edmunds received an MBA in International Finance from the University of Southern California and a BA in History/Economics from the University of California, Los Angeles.

    MR. MEYERS has served as a Director of the Company since the Company's initial public offering in August 1989. Mr. Meyers has been the Chairman of the Board and President of H.J. Meyers & Co., Inc. and a principal shareholder of the parent corporation of H.J. Meyers & Co., Inc. since 1982. Mr. Meyers served as President and Chief Executive Officer of McDonald, Kreiger & Bowyer, an investment banking firm and the predecessor of H.J. Meyers & Co., Inc. from 1978 to 1982. From 1974 to 1978, Mr. Meyers served as west cost Senior Partner of Loeb Rhoades. Mr. Meyers is also a member of the Board of Directors of Styles on Video, Inc.

    MR. COLMAN has served as a Director of the Company since February 1994 and as Chairman of the Board since 1995. He is a partner of Colman Furlong & Co., a private merchant banking firm, which he co-founded in 1991. In January 1989 he founded R.S. Colman Company, a merchant banking firm, where he remained until he founded Colman Furlong. From 1978 until December 1988, Mr. Colman was a founding partner of Robertson, Colman & Stephens, an investment banking firm. Mr. Colman serves on the Board of Directors of Healthcare Compare Corp., a health care cost management firm, Cleveland Cliffs, Inc., a producer and processor of iron ore, and Access Healthnet, Inc., a company which supplies information and telecommunication systems to the healthcare industry.

    DR. RICHART has served as a Director of the Company since July 1995. He is currently a professor of Pathology for Columbia University where he has taught since 1969. Dr. Richart has also been an Attending Pathologist for The Presbyterian Hospital since 1969. Dr. Richart is the founder and owner of Kyto Diagnostics, Inc., a clinical pathology lab in New York. Dr. Richart received an MD from the University of Rochester, School of Medicine and Dentistry and a BA from Johns Hopkins University. Dr. Richart also serves on the board of Neopath, Inc., a medical diagnostic instrument company.

    MR. GREENTHAL has served as a Director of the Company since July 1995. Mr. Greenthal is the co-owner and Vice President of Sentex Systems, Inc., a manufacturer of access control systems. Mr. Greenthal co-founded the company in 1983. From 1977 to 1983 Mr. Greenthal was Senior Engagement Manager for McKinsey & Co., Inc., a management consulting firm. Mr. Greenthal received an MBA from Harvard Business School and a BA in Economics from Cornell University.

    MR. SAWYER has served as a Director of the Company since July 1995. He is a principal of Colman Furlong & Co., a private merchant banking firm. Mr. Sawyer worked previously for Morgan Stanley & Co., an investment banking firm in the Mergers and Acquisitions department in New York and Chicago. Mr. Sawyer previously owned and managed an employment agency and publishing operations in Illinois.

    MR. GOLAY joined the Company as an engineer in the Company's product development in 1987. He was appointed the Vice President of Software Development in October 1991.

    MR. OLIVER joined the Company in September 1995 as its Vice President, Marketing and Sales. Prior thereto Mr. Oliver was Vice President of Sales and Marketing at Diatek, a medical device manufacturer. Prior to that he held a number of sales, sales management, and marketing positions with international biotechnology and medical distribution companies. Mr. Oliver received his BS from the U.S. Naval Academy and an MSA from George Washington University.

    MR. ORR joined the Company in September 1995 as its Chief Financial Officer. Prior thereto [to come].

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of meetings during the fiscal year ended June 30, 1995. The Board of Directors has an Audit Committee and a Compensation Committee. During the fiscal year ended June 30, 1995, each director attended at least 75% of the meetings of the Board of Directors held while he or she was a director and of the Committees of the Board of Directors on which he or she served.

    The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing and approving the services performed by the independent auditors and reviewing and evaluating the Company's accounting policies and internal accounting controls. The Compensation Committee reviews and approves the compensation of officers and key employees, including the granting of options under the Company's various stock incentive plans. See "Report of Compensation Committee" attached hereto as Annex "A." Currently, the members of the Audit Committee are Mr. Meyers and Mr. Greenthal and the members of the Compensation Committee are Mr. Greenthal and Dr. Richart. During fiscal year 1995, Mr. Guy deVrees, a former Director of the Company, and Mr. Harold J. Meyers served at various times on the Compensation Committee and Mr. Colman served at various times on the Audit Committee.

COMPENSATION OF DIRECTORS

    Each director who is not an officer of or otherwise employed by the Company as either an employee or as a consultant (each an "Outside Director") receives [describe compensation].

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the last fiscal year, executive compensation for the Company was administered by the Compensation Committee of the Board. Mr. Harold J. Meyers and Mr. Guy deVrees served as the Compensation Committee during the last fiscal year. Mr. deVrees is not continuing as a director of the Company. Neither of the members of the Compensation Committee is, nor has been, an officer or employee of the Company.

REPORT OF COMPENSATION COMMITTEE

    The Report of the Compensation Committee of the Board of Directors of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to compensation paid to such executive officers for the year ended June 30, 1995, is attached to this Proxy Statement as Annex "A."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows, as to the Chief Executive Officer and as to each of the other executive officers (all of whom are former executive officers) whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to the Company in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                  ANNUAL COMPENSATION              COMPENSATION
                                        ---------------------------------------   --------------
               NAME AND                                            OTHER ANNUAL    STOCK OPTION     ALL OTHER
          PRINCIPAL POSITION            YEAR    SALARY     BONUS   COMPENSATION     AWARDS (1)     COMPENSATION
--------------------------------------  ----   ---------   -----   ------------   --------------   ------------
Dewey F. Edmunds,(2)                    1995   $     -0-   $-0-           $-0-    200,000 shares        $-0-
Chief Executive Office and President    1994         -0-    -0-            -0-               -0-           -0-
                                        1993         -0-    -0-            -0-               -0-           -0-
Tom Compere (3)                         1995         -0-    -0-            -0-               -0-           -0-
Former Executive Officer                1994     100,000    -0-            -0-     10,000 shares           -0-
                                        1993      83,000    -0-            -0-     10,000 shares           -0-
Phillip Griswa (4)                      1995         -0-    -0-            -0-               -0-           -0-
Former Officer                          1994     245,000    -0-            -0-     10,000 shares           -0-
                                        1993         -0-    -0-            -0-               -0-           -0-
Roger Leddington (5)                    1995         -0-    -0-            -0-               -0-           -0-
Former Executive Officer                1994     275,000    -0-            -0-    140,000 shares           -0-
                                        1993     168,000    -0-            -0-    100,000 shares           -0-

------------------------
(1) All numbers reflect the number of shares of Common Stock subject to options granted during the fiscal year.

(2) Mr. Edmunds joined the Company as Chief Executive Officer in       , 1995.

(3) Mr. Compere is the former Chief Financial Officer of the Company.

(4) Mr. Griswa is the former Chief Operating Officer of the Company.

(5) Mr. Leddington is the former Chief Executive Officer of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding grants of stock options made during the fiscal year ended June 30, 1995 to the executive officers named in the Summary Compensation Table ("Named Executive Officers").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                             POTENTIAL REALIZABLE
                                                                                    VALUE
                                      INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL
                  ----------------------------------------------------------         RATE
                                  PERCENT OF                                       OF STOCK
                                     TOTAL                                       APPRECIATION
                   NUMBER OF    OPTIONS GRANTED    EXERCISE OR               FOR OPTION TERM (1)
                    OPTIONS     TO EMPLOYEES IN    BASE PRICE     EXPIRATION --------------------
      NAME        GRANTED (2)   FISCAL YEAR (3)   PER SHARE (4)      DATE        5%       10%
----------------  -----------   ---------------   -------------   ---------- --------------------
Dewey F. Edmunds    200,000           -0-              -0-           -0-         -0-       -0-
Tom Compere             -0-           -0-              -0-           -0-         -0-       -0-
Phillip Griswa          -0-           -0-              -0-           -0-         -0-       -0-
Roger Leddington        -0-           -0-              -0-           -0-         -0-       -0-

------------------------
(1) The potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the Company's Common Stock.

(2) Each of the option grants set forth on this chart are exercisable over a three year The options become immediately exercisable upon certain change of control events. All of the options set forth in this chart were granted for a term of 10 years.

(3) Options covering an aggregate of shares (including options relating to shares which were granted in connection with the cancellation and concurrent repricing of certain previously issued options) were granted to eligible optionees during the fiscal year ended June 30, 1995.

(4) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTIONS

    The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended June 30, 1995, and the value of options held at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                             NUMBER OF           VALUE OF ALL UNEXERCISED
                                                        UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                        AT FISCAL YEAR-END        AT FISCAL YEAR-END (1)
                  SHARES ACQUIRED                    -------------------------   -------------------------
      NAME          ON EXERCISE     VALUE REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----------------  ---------------   --------------   -------------------------   -------------------------
Dewey F. Edmunds      -0-               -0-
Tom Compere           -0-               -0-
Phillip Griswa        -0-               -0-
Roger Leddington      -0-               -0-

------------------------
(1) Based upon the last reported sale price of the Common Stock on NASDAQ National Market System on June 30, 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended June 30, 1995, all relevant Section 16(a) filing requirements were complied with. The Company is aware of no failures to file required forms.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    In March 1995, the Company engaged Colman Furlong & Co. to provide general investment banking advice to the Company. Mr. Robert S. Colman and Mr. Kenneth
B. Sawyer, Directors of the Corporation, are principals of Colman Furlong & Co. Pursuant to the engagement agreement with Colman Furlong & Co., the Company pays Colman Furlong & Co. a fee in the amount of $12,000 per month. In connection with the engagement, the Company granted Colman Furlong & Co. warrants to purchase 275,000 shares of the Common Stock of the Company at an exercise price of $ per share. The warrants vest over a one-year period and have a term of five years. The engagement of Colman Furlong & Co. may be terminated by either party at any time.

                            PRIOR PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Surgical, Medical and Dental Instruments and Supplies Index for the period commencing July 1, 1990 and ending on June 30, 1995. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                Comparison of Five Year-Cumulative Total Returns

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       SYMBOL CRSP TOTAL RETURNS INDEX FOR:
                                                       6/29/90    6/28/91    6/30/92    6/30/93    6/30/94    6/30/95
NEW IMAGE INDUSTRIES, INC.                                 100       27.9       80.9      235.3      117.6       45.6
Nasdaq Stock Market (US Companies)                         100      105.9      127.2        160      161.6      215.4
NASDAQ Stocks (SIC 3840-3849 US Companies)                 100      130.8      138.2      130.8      115.8      168.6
Surgical, Medical, and Dental Instruments and
Supplies

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth as of October 31, 1995 certain information relating to the ownership of the Company Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each of such persons has the sole voting and investment power with respect to the shares owned. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date. Unless otherwise indicated, the address of each person is c/o New Image Industries, Inc., 2283 Cosmos Court,
Carlsbad Ca.,      .

                                                              PERCENT OF
                  NAME                  NUMBER OF SHARES      CLASS OWNED
  ------------------------------------  ----------------     -------------
  Dewey F. Edmunds                             37,500(1)         --
  Tom Compere                                  30,100(2)         --
  Phillip Griswa                               22,500(3)         --
  Roger Leddington                            200,000(4)         --
  Robert S. Colman                            [84,000]           --
                                              [64,000]
  Richard P. Greenthal                              0            0
  Harold J. Meyers                             35,010(5)         --
  Ralph P. Richart                                  0            0
  Kenneth B. Sawyer                             4,734            --
  All executive officers and directors       --                  --
   as a group (9 persons)

------------------------
(1) Includes 30,000 shares of Common Stock underlying options that are currently exercisable.

(2) Includes 30,000 shares of Common Stock underlying options that are currently exercisable.

(3) Consists of 22,500 shares of Common Stock underlying options that are currently exercisable.

(4) Consists of 200,000 shares of Common Stock underlying options that are currently exercisable.

(5) Consists of 35,000 shares of Common Stock underlying options that are currently exercisable. Does not include 75,000 shares of Common Stock held by H.J. Meyers & Co., Inc. Mr. Meyers is a principal shareholder of the parent corporation of H.J. Meyers and Co., Inc.

                  PROPOSAL TO APPROVE FORM OF AMENDMENT TO THE
            NEW IMAGE INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN TO
          INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

SUMMARY OF PLAN

    The Company's 1993 Stock Incentive Plan (the "1993 Plan") was approved by the stockholders in December 1993. The 1993 Plan provides for the grant of options to selected directors, officers, employees and consultants of the Company and its subsidiaries. The only options that non-employee directors are entitled to receive under the 1993 Plan are options granted to a non-employee director who is expressly made eligible to participate in the 1993 Plan by a resolution of the Board of Directors.

    Prior to July 1995, an aggregate of 500,000 shares of the Company's Common Stock were reserved for issuance under the 1993 Plan. On July 26, 1995, the Board of Directors amended the 1993 Plan to increase the number of shares reserved for issuance under the 1993 Plan 700,000. At October 31, 1995, options
to purchase            shares of  the Company's  Common Stock  had been  granted
pursuant  to the  1993 Plan at  a weighted average  exercise price  of $     per
share. At  October  31,  1995,  approximately        persons  were  eligible  to
participate in the 1993 Plan.

    The 1993 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Administrator"). The Administrator has sole discretion and authority, consistent with the provisions of the 1993 Plan, to select the eligible participants to whom options will be granted or shares sold, the number of shares covered by the option to be sold, the exercise or purchase price, and the form and terms of agreement to be used.

    The exercise price of incentive stock options must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who beneficially hold at least 10% of the outstanding Common Stock) and nonstatutory options must have an exercise price equal to at least 85% of the fair market value of a share of Common Stock on the date the option is granted. The Administrator has the authority to determine the time or times at which options granted under the 1993 Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to optionees who beneficially hold at least 10% of the outstanding Common stock). The Administrator also has the authority to automatically grant an option (a "Reload Option") to a current optionee upon the delivery to the Company by such optionee of shares of the Company in payment of another option or in satisfaction of a tax withholding requirement, up to the number of Shares delivered to the Company in payment of such other option or in satisfaction of such obligation. A Reload Option shall have a per share exercise price of not less than 100% of the per Share fair market value on the date of grant of such Reload Option, a term not longer than the remaining term of the original stock option at the time of exercise thereof, and such other terms and conditions as the Administrator in its sole discretion shall determine. Options are nontransferable, other than by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

THE AMENDMENT

    The amendment to the 1993 Plan (the "Amendment") will increase the number of shares reserved for issuance under the 1993 Plan by 200,000 shares, from 500,000 to 700,000 shares. There are no other proposed changes to the 1993 Plan. [Describe here any grants already made with respect to the new shares under the 1993 Plan.] The Administrator has sole discretion and authority, consistent with the provisions of the 1993 Plan, to select the eligible participants to whom these additional options will be granted, the number of shares covered by any such option, the exercise or purchase price, and the form and terms of agreement to be used.

REQUIRED VOTE

    The Board of Directors has unanimously approved the amendment of the 1993 Plan to increase the number of shares available for issuance thereunder. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the amendment to the 1993 Plan is required for the approval of the adoption of such amendment to the 1993 Plan. Unless marked otherwise, proxies received will be voted for the adoption of such amendment to the 1993 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE NEW IMAGE INDUSTRIES, INC. 1993 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT THEREUNDER

                    PROPOSAL TO APPROVE THE ADOPTION OF THE
              NEW IMAGE INDUSTRIES, INC. 1995 STOCK INCENTIVE PLAN

INTRODUCTION

    The proposed New Image Industries, Inc. 1995 Stock Incentive Plan (the "1995 Plan") was adopted by the Company's Board of Directors on July 26, 1995, subject to the approval of the 1995 Plan by the stockholders. The 1995 Plan provides for the issuance of options to purchase shares of the Company's Common Stock ("Shares") to selected directors, officers, employees and consultants of the Company and its subsidiaries. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of Shares reserved for issuance under the 1995 Plan shall be 400,000 Shares. At October 31, 1995,
options to purchase         Shares had been granted to employees of the  Company
pursuant to the terms of the 1995 Plan, subject to the approval of the 1995 Plan
by the stockholders, at an exercise price of $    per Share.

    The following sections summarize the principal features of the 1995 Plan, a copy of which is attached as Exhibit "B" to this Proxy Statement. Although this Proxy Statement contains a summary of the principal features of the 1995 Plan, this summary is not intended to be complete and reference should be made to Exhibit "B" to this Proxy Statement for the complete text of the 1995 Plan.

PURPOSE

    The purpose of the 1995 Plan is to advance the interests of the Company and its stockholders by strengthening the Company's and its subsidiaries' ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company.

ADMINISTRATION

    The 1995 Plan will be administered by a committee of the Company's Board of Directors (the "Committee"), each member of which is a non-employee member of the Board of Directors, a Disinterested Person (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended), and an Outside Director (as defined in Section 162m of the Internal Revenue Code of 1986, as amended (the "Code")).

ELIGIBILITY AND NONDISCRETIONARY GRANTS

    The 1995  Plan provides  that options  may  be granted  to officers  of  the
Company who serve as directors, non-employee directors (subject to the limitations described below), officers, employees and consultants of the Company and its subsidiaries. The Committee will determine the persons to be selected as optionees, the terms of vesting of options and the number of Shares to be subject to each option. Non-employee directors shall be entitled to receive the following: (i) the nondiscretionary grant of a non-statutory option to purchase
       Shares upon the non-employee director's election or appointment to the Board of Directors, and (ii) for so long as the non-employee director remains on the Board of Directors, an annual nondiscretionary grant on the date of the Company's annual meeting of stockholders of non-statutory options to purchase
       Shares, unless such non-employee directors are designated "eligible persons" by a majority of the Board of Directors and therefore become eligible for additional grants. All options granted to the non-employee directors shall have an exercise price equal to 100% of the fair market value of the Shares on
the date of grant and shall vest over a   year period.

TERMS OF OPTIONS

    The terms of options granted under the 1995 Plan are determined by the Committee. In the sole and absolute discretion of the Committee, such options may be either "incentive stock options" within the meaning of Section 422 of the Code ("ISOs"), or non-statutory options. However, to the extent that the aggregate market value of the Shares with respect to which ISOs are exercisable for the first time by any individual under the 1995 Plan and all other incentive plans of the Company and any Parent or subsidiary of the Company during any calendar year exceeds $100,000, such options shall not be treated as ISOs. In addition, no participant shall be granted options with respect to more than
       Shares during any one year period. Each option will be evidenced by an option agreement between the Company and the optionee to whom such option is granted on such terms and conditions as shall be determined by the Committee from time to time. The terms of the option agreements need not be identical. Each option is, however, subject to the following terms and conditions:

    EXERCISE OF THE OPTION. The Committee determines when options granted under the 1995 Plan may be exercisable. An option is exercised by giving written notice of exercise to the Company, specifying the number of full Shares to be purchased, and tendering payment of the purchase price. Payment for Shares issued upon exercise of an option may be made by cash, by cashier's check or certified check, by surrender of previously owned Shares (if the Committee authorizes payment in Shares and such shares have been held for at least six months), by surrender of the numbers of Shares issuable upon exercise of the stock option having a fair market value on the date of exercise equal to the option exercise price (if the Committee authorizes such method of payment), or by any combination thereof or any other form of legal consideration acceptable to the Committee. The 1995 Plan provides that, upon the recommendation of the Committee, the Company may loan optionees the funds necessary to exercise their options.

    OPTION PRICE. The ISO exercise price shall equal or exceed the fair market value of the Shares on the date the option is granted. The exercise price for ISOs granted to individuals beneficially holding at least 10% of the outstanding securities of the Company shall equal or exceed 110% of the fair market value of the Shares on the date the option is granted.

    TERMINATION OF OPTIONS. All options granted under the 1995 Plan expire ten years from the date of grant, or such shorter period as is determined by the Committee. No option is exercisable by any person after such expiration. If an option expires, terminates or is canceled in full, the Shares not purchased thereunder may again be available for option.

    NON-TRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee otherwise than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by the optionee, his or her guardian or legal representative.

    OTHER PROVISIONS.    The option  agreement  may contain  such  other  terms,
provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Committee.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    The 1995 Plan and each option granted thereunder contain provisions for appropriate adjustments in the exercise price per share (but not the total price) and the number of Shares subject to the option in the event of any change in the number of issued Shares which results from a split-up or consolidation of Shares, payment of a Share dividend, a recapitalization or other like capital adjustment.

CHANGE OF CONTROL

    The Committee has the right, in its sole discretion, to accelerate the vesting of options granted pursuant to the 1995 Plan in the event of a dissolution, liquidation, merger or consolidation of the Company.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

    The Board of Directors may amend the 1995 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of Shares for which options may be granted, materially modifies the requirements of eligibility or materially increases the benefits which may accrue to optionees under the 1995 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any option previously granted under the 1995 Plan without the consent of the optionee. In any event, the 1995 Plan shall terminate ten years from the date of stockholder approval unless sooner terminated by action of the Board.

FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion of the principal tax considerations is based upon the tax laws and regulations of the United States existing as of the date hereof, all of which are subject to modification at any time. The 1995 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit-sharing and other employee benefit plans).

    Pursuant   to   Section   162(m)    of   the   Code   ("Section    162(m)"),
non-performance-based compensation in excess of $1 million to certain senior executives of public companies is not deductible by the Company. Performance-based compensation is excluded from applicable employee remuneration for Section 162(m) limitation purposes. The 1995 Plan is intended to qualify as performance-based compensation which is not subject to the $1 million limitation. In order for the 1995 Plan to qualify as performance-based compensation under Section 162(m) and therefore be exempt from the $1 million limitation, the 1995 Plan must be approved by the stockholders of the Company.

    CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an ISO is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an ISO. If the optionee makes no disposition of the Shares received upon exercise within two years from the date such option is granted or one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her Shares. Such gain or loss will be measured by the difference between the exercise price of the option and the amount received for the Shares at the time of disposition.

    If the optionee disposes of Shares acquired upon exercise of an ISO within two years after being granted the option or within one year after acquiring the Shares, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent that the lesser of
(A) the fair market value of the shares on the date the ISO was exercised or (B) the fair market value at the time of such disposition, exceeds the ISO exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

    The use of stock acquired through exercise of an ISO to exercise an ISO will
constitute  a  disqualifying  disposition  if  the  applicable  holding   period
requirement has not been satisfied.

    For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the ISO is included in computing alternative minimum taxable income.

    CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. No income is recognized by a holder of Non-statutory Options at the time Non-statutory Options are granted under the Plan. In general, at the time Shares are issued to a holder pursuant to exercise of Non-statutory Options, the holder will recognize ordinary income equal to the excess of the sum of cash and the fair market value of the shares on the date of exercise over the exercise price.

    A holder will recognize gain or loss on the subsequent sale of Shares acquired upon exercise of Non-statutory Options in an amount equal to the difference between the selling price and the tax basis of the Shares, which will include the price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Options. Provided the Shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be long-term or short-term capital gain or loss depending upon whether the Shares have been held for more than one year.

    CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an ISO. There are also no federal income tax consequences to the Company as a result of the disposition of Shares acquired upon exercise of an ISO if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

    CONSEQUENCES TO THE COMPANY: NON-STATUTORY OPTIONS. The Company will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the Optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Options if provision is made for withholding of federal income taxes, where applicable.

                             GRANTS UNDER 1995 PLAN

      NAME AND POSITION        DOLLAR VALUE  NUMBER OF SHARES
-----------------------------  ------------  ----------------


REQUIRED VOTE

    The Board of Directors has unanimously approved the adoption of the 1995 Plan. The affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and voting on the approval of the adoption of the 1995 Plan is required for the approval of the adoption of the 1995 Plan. Unless marked otherwise, proxies received will be voted for the adoption of such 1995 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE APPROVAL OF THE NEW IMAGE INDUSTRIES, INC. 1995 STOCK INCENTIVE PLAN

                           PROPOSALS OF STOCKHOLDERS

    A proper proposal submitted by a stockholder for presentation at the Company's 1996 Annual Meeting and received at the Company's executive offices no
later than              1996, will be included in the Company's proxy  statement
and form of proxy relating to the 1996 Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen, independent accountants, were selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ended June 30, 1995, and have been selected by the Board of Directors to serve as independent auditors of the fiscal year ending June 30, 1996. Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    EXPENSES

    The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail, telephone, telegraph and personal contact by officers and other employees of the Company, who will not receive additional compensation for such services. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended June 30, 1995 is being mailed to stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                              REPORT ON FORM 10-K

    THE COMPANY UNDERTAKES, UPON WRITTEN REQUEST, TO PROVIDE, WITHOUT CHARGE, EACH PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO. REQUESTS SHOULD BE ADDRESSED TO NEW IMAGE INDUSTRIES, INC., 2283 COSMOS COURT, CARLSBAD CA. 92009,
ATTN: CHIEF FINANCIAL OFFICER.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          Dewey F. Edmunds
                                          Chief Executive Officer

DATED: December   , 1995